Artesian CPA, LLC

1624 Market Street, Suite 202

Denver, CO 80202

p:  877.968.3330  f: 720.634.0905

info@ArtesianCPA.com

April 29, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Legacy Teak, LLC on Form 1-A of our report, dated February 21, 2019, relating to the accompanying audited financial statements (and related statements included there in) as of December 31, 2019 which appears in such Registration Statement.

/s/ Artesian CPA, LLC